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Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, May 6, 2019 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2019 FIRST QUARTER RESULTS

New Hartford, NY- May 6, 2019 -- PAR Technology Corporation (NYSE: PAR) today announced its results of operations for its first quarter ended March 31, 2019.

Summary of Fiscal 2019 First Quarter Financial Results

•	Revenues were reported at $44.7 million in the first quarter of 2019, compared to $55.7 million in the same period in 2018, a 19.7% decrease.

•
GAAP net loss in the first quarter of 2019 was $2.7 million, or $0.17 loss per diluted share, a decrease from the GAAP net income of $0.1 million, or $0.00 earnings per diluted share reported in the same period in 2018.

•
Non-GAAP net loss in the first quarter of 2019 was $1.8 million, or $0.11 loss per diluted share, compared to non-GAAP net income of $0.6 million, or $0.04 earnings per diluted share, in the same period in 2018.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables at the end of this press release.

"In the first quarter we continued the ongoing transition of our business. I am pleased with our progress in the quarter. I am also particularly proud of our employees' continued efforts to focus on growing our business by serving our customers, delivering excellent products and adding new Brink bookings and recurring revenue streams on a consistent basis," said Savneet Singh, CEO & President PAR Technology Corporation. "We continue to invest in product development and focus our business development efforts on identifying new opportunities for our cloud solutions. Our strategy remains to rapidly accelerate our recurring revenue growth through providing a comprehensive portfolio of products and services to our restaurant customer base. We are also seeking out opportunities to increase monthly fees and subscription prices through strategic partnerships."

Highlights of the First Quarter 2019:

-- Brink ARR* at end of Q1 '19 now totals $15.8 million - an increase of $5.5 million from end of Q1 '18
-- Active Brink sites at end of Q1 '19 - now total 8,000 restaurants
-- Brink bookings in Q1 '19 719 restaurants
-- Brink bookings in Q1 '19 ASP** = $200 per month
*ARR - Run rate of annual recurring revenues - SaaS and support revenues
**ASP - Average selling price SaaS and support revenues

Mr. Singh added, "During the past three months, PAR has undergone a significant transition. Our Company has new leadership, we've released new versions of our products, reduced costs and improved our cash position. We are now poised to actually take advantage of the large and fast growing market in front of us. We have made the tough choices in the Company; those are now behind us, so we can focus our energies on building a great business. Our passionate focus on return on capital has led us to discovering new revenue streams and sharpened our awareness on customer satisfaction."
Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on May 6, 2019, during which the Company’s management will discuss the financial results for the first quarter ended March 31, 2019.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at www.partech.com.  Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on May 6, 2019 through May 13, 2019 by dialing 855-859-2056 and using conference ID 1338389.

About PAR Technology Corporation.

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant / Retail segment has been a leading provider of restaurant and retail technology for more than 35 years. PAR offers management technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com  or connect with us on  Facebook and Twitter .

Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements appear throughout this press release, including express or implied forward-looking statements relating to our expectations regarding anticipated financial performance, customer and product opportunities, and assumptions as to future events. Forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated in these statements. Factors that could cause actual results to differ materially, include: delays in new product development and/or product introduction; changes in customer base, or in product and service demands from our customers, particularly as to the two restaurant chain customers and the U.S. Department of Defense, each of which represent a significant portion of our revenue; risks associated with the internal investigation into conduct at our China and Singapore offices, including sanctions and fines that may be imposed by governmental authorities; and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (SEC). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

Assets	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$4,142	$3,485
Accounts receivable-net	29,311	26,219
Inventories-net	22,639	22,737
Other current assets	5,099	3,251
Total current assets	61,191	55,692
Property, plant and equipment – net	13,169	12,575
Goodwill	11,051	11,051
Intangible assets – net	11,176	10,859
Operating leases right-of-use assets	3,697	—
Other assets	4,764	4,504
Total Assets	$105,048	$94,681
Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings of line of credit	$16,139	$7,819
Accounts payable	14,794	12,644
Accrued salaries and benefits	5,145	5,940
Accrued expenses	2,223	2,113
Customer deposits and deferred service revenue	11,540	9,851
Operating lease liabilities - current portion	1,540	—
Other current liabilities	—	2,550
Total current liabilities	51,381	40,917
Deferred revenue	4,807	4,407
Operating lease liabilities - net of current portion	2,177	—
Other long-term liabilities	3,198	3,411
Total liabilities	61,563	48,735
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 29,000,000 shares authorized; 17,956,318 and 17,879,761 shares issued, 16,248,209 and 16,171,652 outstanding at March 31, 2019 and December 31, 2018, respectively	357	357
Capital in excess of par value	50,529	50,251
Retained earnings	2,698	5,427
Accumulated other comprehensive loss	(4,263)	(4,253)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	43,485	45,946
Total Liabilities and Shareholders’ Equity	$105,048	$94,681

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenues:
Product	$15,517	$26,324
Service	14,043	13,196
Contract	15,122	16,141
	44,682	55,661
Costs of sales:
Product	11,241	19,440
Service	10,027	9,547
Contract	13,650	14,827
	34,918	43,814
Gross margin	9,764	11,847
Operating expenses:
Selling, general and administrative	8,564	8,600
Research and development	3,060	2,868
Amortization of identifiable intangible assets	241	241
	11,865	11,709
Operating (loss) income	(2,101)	138
Other (expense) income, net	(430)	49
Interest expense, net	(146)	(41)
(Loss) income before provision for income taxes	(2,677)	146
Provision for income taxes	(52)	(78)
Net (loss) income	$(2,729)	$68
Basic Earnings per Share:
Net (loss) income	$(0.17)	$—
Diluted Earnings per Share:
Net (loss) income	$(0.17)	$—
Weighted average shares outstanding
Basic	16,044	15,948
Diluted	16,044	16,286

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share and per share data)
(Unaudited)

	For the three months ended March 31, 2019			For the three months ended March 31, 2018
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$44,682	$—	$44,682	$55,661	$—	$55,661
Costs of sales	34,918	143	34,775	43,814	—	43,814
Gross margin	9,764	143	9,907	11,847	—	11,847
Operating Expenses:
Selling, general and administrative	8,564	755	7,809	8,600	478	8,122
Research and development	3,060	108	2,952	2,868	—	2,868
Acquisition amortization	241	241	—	241	241	—
Total operating expenses	11,865	1,104	10,761	11,709	719	10,990
Operating (loss) income	(2,101)	1,247	(854)	138	719	857
Other (expense) income, net	(430)	—	(430)	49	—	49
Interest expense, net	(146)	—	(146)	(41)	—	(41)
(Loss) income before provision for income taxes	(2,677)	1,247	(1,430)	146	719	865
Provision for income taxes	(52)	(299)	(351)	(78)	(173)	(251)
Net (loss) income	(2,729)		(1,781)	68		614
(Loss) income per diluted share	(0.17)		(0.11)	0.00		0.04

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as set forth in the reconciliation table above, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including equity based compensation, acquisition related expenditures, expense relating to the internal investigation into conduct in China and Singapore and the SEC document subpoena, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to our operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  While the Company believes the adjustments provide a useful comparison, the reconciliations of non-GAAP financial measures to corresponding GAAP measures should be carefully evaluated.

During the first quarter of 2019, the Company recorded $568,000 of severance expenses, of which $143,000 are included in costs of sales, $317,000 are included in selling, general and administrative expenses and $108,000 are included in research and development expenses. The Company recorded $190,000 of expenses related to the Company’s internal investigation into conduct at its China and Singapore offices and the SEC document subpoena. Additionally, $248,000 of equity based compensation charges were recorded during the first quarter of 2019. The Company recognized amortization of acquired intangible assets of $241,000 related to the Company’s 2014 acquisition of Brink Software, Inc. (the "Brink Acquisition"). The provision for income tax line above is netted down by a 24%, or $299,000 tax impact from non-GAAP adjustments.

During the first quarter of 2018, the Company recorded $297,000 of expenses related to the Company’s internal investigation and the SEC document subpoena. Additionally, $181,000 of equity based compensation charges were recorded during the first quarter of 2018. The Company recognized amortization of acquired intangible assets of $241,000 related to the Company’s 2014 Brink Acquisition. The provision for income tax line above is netted down by a 24% or $173,000 tax impact from non-GAAP adjustments.